Exhibit 5    OPINION OF COUNSEL


                     [WILENTZ, GOLDMAN & SPITZER LETTERHEAD]


                                                August 21, 1998


Room Plus, Inc.
91 Michigan Avenue
Paterson, New Jersey 07503


       RE:  REGISTRATION STATEMENT ON FORM S-3

Dear Sirs:

       You have requested our opinion concerning certain matters in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,916,250 shares of Common Stock of Room Plus, Inc. (the "Company") with a par value of $0.00133 per share (the "Common Stock") authorized for issuance upon the exercise of warrants and options, all of which shares are to be sold by certain selling shareholders pursuant to a Registration Statement on Form S-3 (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on July 30, 1998 pursuant to the Act.

       In rendering the opinion hereafter expressed, we have made such examination of fact and law and examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, instruments, certificates of public officials or bodies, certificates of officers and representatives of the Company, and such other documents as we have deemed necessary in order to render the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

       Based on the foregoing, and in reliance thereon, we are of the opinion that (i) the shares of Common Stock issuable upon exercise of the warrants and options have been validly reserved for issuance upon exercise thereof, and (ii) upon receipt by the Company of full payment of the exercise price for the warrants and options and delivery of certificates representing the shares issuable upon said exercise, the shares issuable upon said exercise will be validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming part of said Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                              Very truly yours,



                                              WILENTZ, GOLDMAN & SPITZER, P.A.